Exhibit 9

August 22, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 16, 2023 in respect of our review of interim financial information of the Asian Infrastructure Investment Bank for the six months ended June 30, 2023 is included in this Amendment No.2 to the Asian Infrastructure Investment Bank’s annual report on Form 18-K for the fiscal year ended December 31, 2022.

Very truly yours,

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

PricewaterhouseCoopers, 22/F Prince’s Building, Central Hong Kong SAR, China

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com